EXHIBIT 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report  dated March 28, 2003  accompanying  the  consolidated financial statements included in the Annual Report of Greenbriar Corporation on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Greenbriar Corporation on Form S-4 (File No. 28525) and on Form S-8 (File No. 33-50868 and 33-33985).




/s/ GRANT THORNTON LLP
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Dallas, Texas
March 28, 2003